EXHIBIT NO. 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-33520 on Form S-8 of Carolina Power & Light Company, of our report dated June 23, 2000, appearing in this Annual Report on Form 11-K of the Stock Purchase-Savings Plan of Carolina Power & Light Company for the year ended December 31, 1999.





\s\ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
June 23, 2000